EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

First Quarter Fiscal Year 2013 and Declares a Quarterly Dividend

AS&E’s Board of Directors Approves $35 Million Stock Repurchase Program

BILLERICA, Mass. — August 2, 2012 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reports its financial results for the first quarter of fiscal year 2013 ended June 30, 2012. The Company is reporting revenues of $47,344,000 as compared with revenues of $51,103,000 for the first quarter of fiscal year 2012, net income of $4,202,000 as compared with net income of $5,693,000 for the first quarter of fiscal year 2012, and earnings per share of $0.47 as compared with earnings per share of $0.61 for the first quarter of fiscal year 2012.

The Company is reporting $41,634,000 in bookings for the first quarter of fiscal year 2013 as compared with $8,341,000 in bookings for the first quarter of the prior fiscal year.  Backlog at June 30, 2012 was $186,861,000 as compared with $172,466,000 at June 30, 2011.

“We are pleased our revenue and earnings performance, as well as our bookings, improved this quarter over the fourth quarter,” commented Anthony Fabiano, AS&E’s President and CEO.  “We remain cautiously optimistic despite the on-going global economic issues and budget challenges.  Our pipeline is healthy and we continue to see substantial international interest in our products.  We continue to invest heavily in research and development which is of great importance to AS&E for advancing our growth and distinguishing us from our competitors.  These efforts have led to the introduction of our sleek, new ZBV™ S-Class.  This system provides a reduced footprint, allowing for scanning in tight confines, responding to needs expressed by our customers.”

The Company would also like to announce that its Board of Directors has authorized a $35 million stock repurchase program.  The Company is authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions.  The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors.  The Company may elect to implement a Rule 10b5-1 trading plan to make such purchases, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The repurchase program may be suspended or discontinued at any time.  Any repurchased shares will be funded with cash on hand.  This new program will not commence until after the completion of the current stock repurchase program which the Company announced on May 14, 2012.

Continuing with its dividend program started in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on September 4, 2012 to the holders of record at the close of business on August 22, 2012.

As previously announced, Anthony Fabiano, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer and Treasurer, will host the conference call on Thursday, August 2, 2012 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-203-3206 at least 10 minutes prior to its starting time. For international participants, dial 1-627-213-8848. Please tell the Operator the confirmation code: 55361435.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, August 2, 2012 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 93103565. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection

(RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2012	June 30, 2011
Total net sales and contract revenues	$47,344	$51,103

Total cost of sales and contracts	25,871	27,201
Gross profit	21,473	23,902

Expenses:
Selling, general and administrative expenses	7,998	9,258
Research and development costs	7,115	6,077
Total operating expenses	15,113	15,335

Operating income	6,360	8,567
Interest and other income, net	7	59
Income before provision for income taxes	6,367	8,626
Provision for income taxes	2,165	2,933

Net income	$4,202	$5,693

Income per share - Basic	$0.47	$0.62
Income per share - Diluted	$0.47	$0.61

Weighted average shares - Basic	8,853	9,193
Weighted average shares - Diluted	8,905	9,337

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2012	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$9,358	$24,369
Restricted cash and investments	12,584	11,707
Short-term investments, at fair value	164,202	170,834
Accounts receivable, net	26,471	25,439
Unbilled costs and fees	8,519	3,206
Inventories, net	46,964	48,179
Other current assets	11,394	13,715
Total current assets	279,492	297,449

Non-current assets:
Building, equipment and leasehold improvements, net	17,867	17,998
Restricted cash and investments	1,829	4,183
Other assets	5,223	5,235
Total assets	$304,411	$324,865

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,159	$7,461
Customer deposits	17,500	15,031
Deferred revenue	15,270	16,731
Other current liabilities	18,425	19,420
Total current liabilities	58,354	58,643

Non-current liabilities:
Lease financing liability	4,033	4,403
Other non-current liabilities	2,746	3,013
Total liabilities	65,133	66,059

Stockholders’ equity	239,278	258,806
Total liabilities and stockholders’ equity	$304,411	$324,865

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net income	$4,202	$5,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,246	1,541
Provisions for contracts, inventory and accounts receivable reserves	949	33
Amortization of bond premium	769	556
Deferred income taxes	—	466
Other	(1)	—
Stock compensation expense	258	607

Changes in assets and liabilities:
Accounts receivable	(1,153)	9,671
Unbilled costs and fees	(5,313)	(4,121)
Inventories	387	(1,779)
Prepaid expenses and other assets	2,333	(2,482)
Accounts payable	(302)	(483)
Accrued income taxes	—	553
Customer deposits	2,469	8,848
Deferred revenue	(1,733)	3,446
Accrued expenses and other liabilities	(1,027)	(8,526)
Net cash provided by operating activities	3,084	14,023

Cash flows from investing activities:
Purchases of short-term investments	(31,513)	(90,577)
Proceeds from sales and maturities of short-term investments	37,341	52,069
Purchases of property and equipment, net	(1,114)	(2,103)
Net cash provided by (used for) investing activities	4,714	(40,611)

Cash flows from financing activities:
Decrease in restricted cash and investments	1,477	15,385
Proceeds from exercise of stock options	112	2,833
Repurchase of shares of common stock	(19,591)	(22)
Repayment of leasehold financing liability	(333)	(330)
Payment of common stock dividend	(4,474)	(2,760)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	—	262
Net cash (used for) provided by financing activities	(22,809)	15,368

Net decrease in cash and cash equivalents	(15,011)	(11,220)
Cash and cash equivalents at beginning of period	24,369	60,144
Cash and cash equivalents at end of period	$9,358	$48,924